File No. 70-9901

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________
Post-Effective Amendment No. 2
to
FORM U-1
APPLICATION/DECLARATION
UNDER THE
PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
_____________________________________________________________
Energy East Corporation
P. O. Box 12904
Albany, NY 12212-2904

RGS Energy Group, Inc.
89 East Avenue
Rochester, NY 14649-0001

(Names of companies filing this statement and
addresses of principal executive offices)

_____________________________________________________________

Energy East Corporation

(Name of top registered holding company parent)
_____________________________________________________________

Robert D. Kump
Vice President, Treasurer & Secretary
Energy East Corporation
52 Farm View Drive
New Gloucester, Maine 04260
Telephone: (207) 688-4302

(Names and addresses of agents for service)

The Commission is requested to send copies of all notices, orders and communications to:

Markian Melnyk
LeBoeuf, Lamb, Greene & MacRae, L.L.P.
1875 Connecticut Avenue NW
Suite 1200
Washington DC 20009
Telephone (202) 986-8000

          Pursuant to Commission order dated June 27, 2002, Holding Co. Act Release No. 27546, relating to the acquisition by Energy East Corp. ("Energy East") of RGS Energy Group, Inc. ("RGS"), the Commission reserved jurisdiction over the retention of Griffith Oil Co., Inc. ("Griffith"), Avrimac Corp. ("Avrimac"), RGS Development Corp. ("RGS Development") and their respective subsidiaries. This Post-Effective Amendment No. 2 is being filed to provide supplemental information to complete the record in this docket with respect to these and other non-utility businesses of RGS.

          Griffith and all of its subsidiaries, including Avrimac, were sold on October 24, 2003. RGS Development Corporation was dissolved on January 31, 2005. Energy East and RGS believe that the terms of the Commission's reservation of jurisdiction with respect to Griffith, Avrimac and RGS Development are satisfied and they are not seeking any additional relief in this matter.

ITEM 6   EXHIBITS AND FINANCIAL STATEMENTS

A.          EXHIBITS

The following exhibit is being filed with this Post-Effective Amendment No. 2:
H-2	Retention of Non-Utility Subsidiaries. (Filed herewith)

SIGNATURES

          Pursuant to the requirements of the Public Utility Holding Company Act of 1935, each of the undersigned companies has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY EAST CORPORATION RGS ENERGY GROUP, INC. /s/Robert D. Kump Name: Robert D. Kump Title: Vice President, Treasurer & Secretary	Date: March 16, 2005